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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-79021 of ResortQuest International, Inc. on Form S-8 of our report dated June 24, 2003, relating to the financial statements of ResortQuest Savings & Retirement Plan as of and for the year ended December 31, 2002, appearing in this Annual Report on Form 11-K of ResortQuest Savings & Retirement Plan for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Memphis, Tennessee
June 26, 2003